Exhibit 10.15

FORM OF WINDY CITY INVESTMENTS

HOLDINGS, L.L.C.

CLASS B UNIT GRANT AGREEMENT

THIS CLASS B UNIT GRANT AGREEMENT (this “Agreement”) is made as of [Quarterly Vesting Date], (the “Issue Date”) by and between Windy City Investments Holdings, L.L.C., a Delaware limited liability company (the “Company”), and the undersigned below (“Executive”). Capitalized terms used but not otherwise defined herein or in the LLC Agreement (as defined below) shall have the meanings assigned to such terms in Section 5 hereof.

The parties hereto agree as follows:

1.             Issuance of Class B Units.

(a)           Issuance. Upon execution of this Agreement, the Company will issue to Executive, and Executive will accept from the Company,                                        of the Company’s Class B Units, without any consideration paid, or any other Capital Contribution (as defined in the LLC Agreement), made or deemed made, by or on behalf of Executive in respect thereof, subject to the provisions of the LLC Agreement and the Unitholders Agreement. The Class B Units granted hereunder (and units of equity or other capital interests issued with respect to such Class B Units, including by way of a split, combination, distribution or other recapitalization) are referred to herein as “Executive Units”. The Executive Units granted hereunder shall be designated as Series 1 Class B Units (in accordance with Section 3.4 (a) of the LLC Agreement). The Participation Threshold for the Series 1 Class B Units has been determined and will be adjusted in accordance with the LLC Agreement.

(b)           Conditions to Issuance. Executive hereby agrees, as a condition to the effectiveness of the issuance of the Executive Units hereunder, to deliver counterpart signature pages to, and to be bound by the terms of the LLC agreement and the Unitholders Agreement, in each case contemporaneously with the issuance of the Executive Units hereunder. By execution hereof, Executive acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

(c)           Tax Election. Executive shall make an effective election with the Internal Revenue Service under Section 83 (b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto and shall deliver herewith the executed Section 83(b) election to the Company for filing with the Internal Revenue Service.

(d)           Possession of Certificates. Until a Liquidity Event, any certificates evidencing Executive Units (if such Executive Units are certificated) shall be held by the Company for the benefit of Executive and the other holder(s) of Executive Units, if any. Any certificates evidencing Executive Units held by Executive or Executive’s Permitted Transferee shall be delivered by Executive to the Company, together with appropriate irrevocable unit powers undated and duly executed in blank sufficient to transfer title thereto upon the occurrence of a Liquidity Event other than an IPO or otherwise upon a repurchase of such Executive Units hereunder. Upon the occurrence of a Liquidity Event other than an IPO, the Company shall either (i) return to the record holders thereof any certificates representing Vested Units (as defined in Section 2(a) below), together with unit powers previously delivered by Executive, or (ii) deliver to the record holders of the Executive Units all proceeds received by the Company from the transfer of the Vested Units in connection with such Liquidity Event. Upon the occurrence of an IPO, the Company shall return to the record holders thereof any certificates representing Stock, together with unit powers previously delivered by Executive. It is understood and agreed that the Class B Units are currently uncertificated.

(e)           Executive’s Representations and Warranties. In connection with the grant of the Executive Units hereunder, Executive hereby represents and warrants to the Company that:

(i)            Executive’s Investment Representations. Executive is acquiring the Executive Units to be acquired by him, her or it hereunder for his, her or its own account with the present intention of holding such securities for investment purposes and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Executive acknowledges that the Executive Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Executive Units will be issued to Executive in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on Executive’s representations and agreements contained herein and in the LLC Agreement.

(ii)           No Conflict. The execution, delivery and performance by Executive of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time, or both) result in a violation or breach of, conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Executive or (ii) any contract to which Executive is a party or by which Executive or any of its properties or assets may be bound or affected.

(iii)          Other Representations and Warranties of Executive.

(A)                              Executive is an officer or employee of Nuveen or one of its Subsidiaries;

(B)           Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Executive Units to be acquired by him, her or it hereunder and has had full access to such other information concerning the Company (including access to the Company’s Certificate, the LLC Agreement, the Unitholders Agreement, a summary of the Class B Unit Terms (including exhibits thereto) and related documentation)

as Executive may have requested in making his, her or its decision to invest in the Executive Units being issued hereunder;

(C)           Executive acknowledges that the Executive Units are subject to the restrictions contained in the LLC Agreement, the Registration Agreement, and the Unitholders Agreement, and Executive has received and reviewed a copy of the LLC Agreement, the Registration Agreement and the Unitholders Agreement;

(D)          Executive will not sell or otherwise transfer Executive Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any transfer of Executive Units by Executive or subsequent holders of Executive Units will be in compliance with the provisions of this Agreement, the LLC Agreement, the Registration Agreement, and the Unitholders Agreement;

(E)           Executive acknowledges that any certificate representing Executive Units shall include such legend(s) as the Company determine are necessary or advisable regarding any restrictions contained in this Agreement, the LLC Agreement, the Registration Agreement, the Unitholders Agreement, or any other agreement with respect to which Executive is a party or is bound;

(F)           Executive has all requisite legal capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement, the LLC Agreement, the Registration Agreement, and the Unitholders Agreement; and the execution, delivery and performance of this Agreement, the LLC Agreement, the Registration Agreement, the Unitholders Agreement and all other agreements contemplated hereby and thereby to which Executive is a party have been duly authorized by Executive;

(G)           Executive has relied on the advice of, or has consulted with, only his, her or its own legal, financial and tax advisors and the determination of Executive to acquire the Executive Units pursuant to this Agreement has been made by Executive independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person (including all Persons acquiring Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a unitholder of the Company; and

(H)          Executive is not acquiring the Executive Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting, or any solicitation of a subscription by a Person not previously known to Executive in connection with investments in securities generally.

(f)            Additional Acknowledgements. As an inducement to the Company to issue the Executive Units to Executive and as a condition thereto, Executive hereby acknowledges and agrees that:

(i)            Neither the issuance of the Executive Units to Executive nor any provision contained in this Agreement, the LLC Agreement, the Registration Agreement, or the Unitholders Agreement shall entitle Executive to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Executive’s employment at any time; and

(ii)           Except as expressly set forth in the LLC Agreement, the Registration Agreement, the Unitholders Agreement or as required by applicable law, the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Units upon the termination of Executive’s employment with the Company and/or any of its Subsidiaries or as otherwise provided hereunder.

(g)           Compensatory Arrangements; Rule 701 Exemption. The Company and Executive hereby acknowledge and agree that this Agreement has been executed and delivered, and the Executive Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and any of its Subsidiaries and Executive. Each of the Executive Units granted hereunder is intended to qualify for an exemption from the registration requirements under the Securities Act, pursuant to Rule 701 (the “Exemption”) and under similar exemptions under applicable state securities laws. In the event that any provision of this Agreement would cause the Executive Units granted hereunder not to qualify for the Exemption or any other applicable exemption from registration under the Securities Act, Executive and the Company agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the Executive Units to qualify for the Exemption.

2.             Vesting of Units.

(a)           General. Each of the Executive Units issued hereunder shall be subject to vesting as set forth in this Section 2 and any employment agreement of the Company or its Subsidiaries applicable to Executive and entered into contemporaneously with or after the date hereof. Executive Units which have become vested pursuant to this Section 2 are referred to herein as “Vested Units,” and Executive Units which have not become Vested Units are referred to herein as “Unvested Units.”

(b)           Vesting of Time Vested Units. Seventy percent (70%) of the Executive Units (the “Time Vested Units”) shall vest and become Vested Units quarterly on a pro rata basis between the Issue Date and the fifth anniversary of the Issue Date if, and only if, Executive is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies) (i) employed by the Company or any of its Subsidiaries, (ii) serving as a manager or director of the Company or its Subsidiaries (a “Manager”) or (iii) at the discretion of the Board, providing services to the Company or any of its Subsidiaries as an advisor or consultant as contemplated by or described in Rule 701, in each case from the date of this Agreement through and including the applicable vesting date. Immediately prior to a Liquidity Event other than an IPO, all Time Vested Units that have not yet become Vested Units shall immediately vest and become Vested Units, if, and only if, Executive is, and has been continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies) since the date hereof, employed or providing services to the Company or its Subsidiaries as of such date. The number of Time Vested Units that are Vested Units shall not increase after Executive ceases to be an employee of, or after termination of Executive’s services to, the Company or any of its Subsidiaries; provided, however, that in the event Executive ceases to be employed by, or to provide services to, the Company or any of its Subsidiaries due to Executive’s death or Disability, all of the Time Vested Units which have not yet become Vested Units shall immediately vest and become Vested Units.

(c)           Vesting of Liquidity Vested Units. Thirty percent (30%) of the Executive Units (the “Liquidity Vested Units”) shall vest and become Vested Units on a quarterly pro-rata basis commencing on the fifth anniversary of the Issue Date and ending on the seventh anniversary of the Issue Date or, if sooner (i) on a quarterly pro-rata basis commencing on a Liquidity Event other than an IPO and ending on the first anniversary of the date of the closing of such event or (ii) on a quarterly pro-rata basis commencing on an IPO and ending on the second anniversary of the closing of such IPO or (iii) if, after a Liquidity Event other than an IPO, Executive’s employment with the Company has been terminated by the Company without Cause or Executive has resigned from the Company for Good Reason, in each case, if and only if, Executive is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies) (x) employed by the Company or any of its Subsidiaries, (y) serving as a manager or director of the Company or its Subsidiaries (a “Manager”) or (z) at the discretion of the Board, providing services to the Company or any of its Subsidiaries as an advisor or consultant as contemplated by or described in Rule 701, in each case from the date of this Agreement through and including the applicable vesting date. The number of Liquidity Vested Units that are Vested Units shall not increase after Executive ceases to be an employee of, or after termination of Executive’s services to, the Company or any of its Subsidiaries; provided, however, that in the event Executive ceases to be employed by, or to provide services to, the Company or any of its Subsidiaries due to Executive’s death or Disability, all of the Liquidity Vested Units which have not yet become Vested Units shall immediately vest and become Vested Units.

(d)           Vesting on Account of a Special Liquidity Event. Notwithstanding anything to the contrary in this Section 2, in a transaction to which section (iii) of the definition of Liquidity Event would otherwise apply but does not constitute a Liquidity Event if, after giving effect to such transaction and any changes in the membership of the Board made in accordance with Section 5.2 (e) of the LLC Agreement in connection therewith, Merrill shall not have acquired “control” of Nuveen or any of its Subsidiaries for purposes of the Investment Company Act or the Investment Advisers Act (a “Special Liquidity Event”), then the Class B Units will vest as follows:

(i)            Time Vested Units. If a Special Liquidity Event occurs prior to the fifth anniversary of the Issue Date then (i) the vesting schedule shall be redetermined so that the Time Vested Units vest on a quarterly pro-rata basis between the Issue Date and the third anniversary of the Issue Date (the “Adjusted Vesting Schedule”), (ii) upon the consummation of the Special Liquidity Event, an amount of Time Vested Units will vest such that the total number of Time Vested Units that are vested on such date is equal to the total percentage of Time Vested Units that would be vested on such date pursuant to the Adjusted Vesting Schedule, (iii) on each subsequent vesting date the number of units that will vest shall be based upon the Adjusted Vesting Schedule, and (iv) in no event will a Time Vested Unit would vest later than as provided in Section 2(b); provided, however, that in the event Executive ceases to be employed by, or provide services to, the Company or any of its Subsidiaries after a Special Liquidity Event due to Executive’s death, Disability, termination by the Company or the Subsidiary without Cause or resignation for Good Reason, all of the Time Vested Units which have not yet become Vested Units shall immediately vest and become Vested Units.

For example, suppose the day after the second anniversary of the Issue Date a Special Liquidity Event occurs. Pursuant to Section 2(b), 40% of the Time Vested Units would otherwise be vested at such time, with another 5% to become vested on the next quarterly vesting date (for a total of 45%). Under the Adjusted Vesting Schedule, 66.66% of the Time Vested Units will become vested upon the Special Liquidity Event, and another 8.33% will be vested on the first day of the next quarter after the second anniversary, until 100% of the Time Vested Units become Vested Units on the third anniversary of the Issue Date. However, in the event Executive were to become Disabled prior to the third anniversary in this example, 100% of Executive’s Time Vested Units would become Vested Units pursuant to the last sentence of clause (i) above.

(ii)           Liquidity Vesting Units. If a Special Liquidity Event occurs the Liquidity Vesting Units will vest and become Vested Units on a quarterly pro-rata basis commencing on the third anniversary of the Issue Date and ending on the fifth anniversary of the Issue Date or, if sooner, as provided in Section 2(c); provided, however, that in the event Executive ceases to be employed by, or provide services to, the Company or any of its Subsidiaries after a Special Liquidity Event due to Executive’s death, Disability, termination by the Company or the Subsidiary without Cause or resignation for Good Reason, all of the Liquidity Vested Units which have not yet become Vested Units shall immediately vest and become Vested Units. For the avoidance of doubt, a Special Liquidity Event shall not constitute a Liquidity Event for purposes of Section 2.

(e)           Cancellation of Executive Units. If Executive’s employment with the Company and its Subsidiaries and the services Executive provides to the Company and all of its Subsidiaries terminate for any reason, all Unvested Units shall be automatically cancelled on the date of termination without any consideration paid therefor and without further action on the part of the Company or any holder of any of the Unvested Units (determined after giving effect to any accelerated vesting provisions set forth herein).

(f)            Distributions. Any distributions made in respect of Unvested Units shall be governed by the terms of the LLC Agreement.

3.             Restrictions Generally. The Class B Units are subject to the provisions of the Unitholders Agreement and LLC Agreement which provide, among other things, restrictions on transfer, certain drag-along, holdback provisions and repurchase rights on the Class B Units held by Executive. The Company acknowledges that certain limited transfers to Permitted Transferees are permissible, as further detailed in the Unitholders Agreement and the LLC Agreement, and nothing herein shall limit Permitted Transfers under such Agreements, and nothing herein shall limit Permitted Transfers under such Agreements.

4.             Additional Transfer Restrictions.

(a)           Restrictive Legend. Any certificates representing the Executive Units shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE PROVISIONS, AND CERTAIN OTHER AGREEMENTS SET FORTH IN A CLASS B UNIT GRANT AGREEMENT BETWEEN THE COMPANY AND EXECUTIVE AND A UNITHOLDERS AGREEMENT BETWEEN THE EXECUTIVE AND COMPANY, COPIES OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)           Transfer of Class B Units. Prior to the Transfer of any Class B Units (other than pursuant to a Public Sale or a Liquidity Event other than an IPO) to any Person, the Transferring holder of Class B Units subject to this Agreement shall cause the prospective Transferee to be bound by this Agreement, the LLC Agreement and the Unitholders Agreement as if such Transferee was the Executive and to execute and deliver to the Company and the other unitholders of the Company a counterpart of or joinder to the LLC Agreement and the Unitholders Agreement as a condition to the effectiveness of such Transfer. Upon the execution and delivery of such counterpart or joinder by such Person, subject to the requirements of the LLC Agreement, such Person’s acquired Class B Units shall be “Class B Units” under this Agreement.

(c)           Opinion of Counsel. No holder of Executive Units may Transfer any Executive Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer; provided that in the case of a

Transfer to a Permitted Transferee such opinion will be required only if reasonably requested by the Company.

5.             Confidentiality. Other than as appropriate to the implementation of duties in the ordinary course of Executive’s employment by the Company or its Subsidiaries, and except as specifically authorized by the Board or Executive’s direct supervisor, Executive shall not at any time make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its Subsidiaries, or (ii) other technical, business, proprietary or financial information of the Company or of any of its Subsidiaries not available to the public generally or to Competitors (“Confidential Information”), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission by Executive (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order. For the avoidance of doubt, “Confidential Information” shall include the terms and provisions of this Agreement, the LLC Agreement, and the Unitholders Agreement, except as required by law or the rules of any national securities exchange or as disclosed to Executive’s advisors on a need-to-know basis under instructions to maintain the confidentiality hereof. Promptly following the termination of Executive’s employment or service with the Company or any of its Subsidiaries, Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which Executive may then possess or have under his/her control (together with all copies thereof).

6.             Definitions.

(a)           For the purposes of this Agreement, the following terms have the meanings set forth below:

“Act” means the Delaware Limited Liability Company Act, 6 Del. L. § 18-101, et seq., as it may be amended from time to time, and including any successor statute.

“Affiliate” has the meaning given such term in the LLC Agreement.

“Board” means the Board of Managers of the Company.

“Cause” means (i) the willful and continued failure of Executive to perform substantially Executive’s duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board or its representatives, which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive’s duties; (ii) the willful engaging by Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its Affiliates; (iii) conviction of a felony or entry of a guilty or nolo contendere plea by Executive with respect thereto; (iv) a material breach by Executive of the restrictive covenants included in Section 5; or (v) a willful or reckless violation of a material regulatory requirement, or of any material written Company policy or procedure, that is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s act or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

“Class A Units” has the meaning given such term in the LLC Agreement.

“Class B Units” has the meaning given such term in the LLC Agreement.

“Disability” means Executive’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Executive’s duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Executive’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board. A Disability shall be deemed to have occurred on the date that either Executive or Executive’s personal representative or legal guardian, on the one hand, or the Company, on the other hand, provides notice to the other party of the satisfaction of each of the requirements to constitute a Disability set forth above or on such other date as the parties shall mutually agree.

“Executive Units” has the meaning give such term in Section 1(a).

“Good Reason” has the meaning given such term in any employment agreement or benefit plan of the Company applicable to the Executive, provided, however, that if no such agreement or similar arrangement shall apply to such Executive, the concept of resignation with Good Reason shall not apply to such Executive.

“IPO” has the meaning given such term in the LLC Agreement.

“Liquidation Value” has the meaning given such term in the LLC Agreement.

“Liquidity Event” has the meaning given such term in the LLC Agreement as of the date hereof, and for purposes of the definition as used in this Agreement, subject to amendment only as provided in Section 8(l) this Agreement.

“LLC Agreement” means the Company’s Amended and Restated Limited Liability Company Agreement (as the same may be amended supplemented or otherwise modified from time to time in accordance with its terms.)

“Merger” means the merger of Merger Sub into Nuveen, pursuant to that certain Agreement and Plan of Merger dated as of June 19, 2007 by and among the Windy City Investments, Inc., Merger Sub and Nuveen.

“Merger Agreement” means that Agreement and Plan of Merger entered into as of June 19, 2007 by and among Windy City Investments, Inc., a Delaware corporation, Windy City Acquisition Corp, a Delaware corporation, and Nuveen.

“Merger Sub” means Windy City Acquisition Corp., a Delaware corporation.

“Merrill” has the meaning given such term in the LLC Agreement.

“Nuveen” means Nuveen Investments, Inc.

“Participation Threshold” has the meaning given such term in the LLC Agreement as of the date hereof and subject to adjustment as provided in the LLC Agreement. Other than as provided in the previous sentence, such definition shall be subject to amendment only as provided in Section 8(l) of this Agreement.

“Permitted Transferee” has the meaning given such term in the Unitholders Agreement.

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, governmental entity or department, agency or political subdivision thereof.

“Public Sale” has the meaning given to the term in the LLC Agreement.

“Registration Agreement” has the meaning given such term in the LLC Agreement.

“Rule 701” means Rule 701 promulgated by the Securities Exchange Commission under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time and any successor statute, and any rules or regulations promulgated thereunder.

“Stock” has the meaning given to the term in the Unitholders Agreement.

“Subsidiary” has the meaning given such term in the LLC Agreement.

“Transfer” has the meaning given such term in the LLC Agreement.

“Transferee” has the meaning given such term in the LLC Agreement.

“Units” has the meaning given such term in the LLC Agreement.

“Unitholders Agreement” means that certain Unitholders Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, between the Company and certain of its unitholders.

7.             Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

Windy City Investments Holdings, L.L.C.
c/o Madison Dearborn Partners
Three First National Plaza
38th Floor
Chicago, IL 60602
Facsimile: (312) 895-1056
Telephone: (312) 895-1000
Electronic mail: mtresnowski@MDCP.com

Attention: General Counsel

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners
Three First National Plaza
38th Floor
Chicago, Illinois 60602
Facsimile: (312) 895-1056
Telephone: (312) 895-1000
Electronic mail: mtresnowski@MDCP.com
Attention: General Counsel

and

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL 60601
Facsimile: (312) 861-2200
Telephone: (312) 861-2000
Electronic mail: rporter@kirkland.com
Attention: Richard W. Porter, P.C.

  Scott D. Price

Notices to Executive:

At the Executive’s address provided on the signature page hereto.

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP
227 West Monroe Street, Suite 4400
Chicago, IL 60606
Facsimile: (312) 984-7700
Telephone: (312) 984-2121

Electronic mail: mharris@mwe.com
Attention: Mark A. Harris

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

8.             General Provisions.

(a)           Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Units in violation of any provision of this Agreement, the LLC Agreement or the Unitholders Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Units as the owner of such Executive Units for any purpose.

(b)           Irrevocability: Binding Effect on Successors and Assigns. Executive hereby acknowledges and agrees that, except as provided under applicable federal state, or foreign securities laws, that Executive is not entitled to cancel, terminate or revoke this Agreement, the LLC Agreement, the Unitholders Agreement or any agreements of Executive hereunder, and that this Agreement, the LLC Agreement, the Unitholders Agreement and such other agreements shall survive the death or disability of Executive and the merger, consolidation or other reorganization of the Company and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Executive is more than one person, the obligations of Executive hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns (including subsequent holders of Executive Units). The agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Company and its successors and assigns (including the surviving corporation to any merger or other reorganization of the Company).

(c)           Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, the LLC Agreement, and the Unitholders Agreement and the consummation of the transactions contemplated hereby and thereby.

(d)           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)           Complete Agreement. This Agreement, the LLC Agreement, the Unitholders Agreement, the Registration Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f)            Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(g)           Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)           No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

(i)            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(j)            WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k)           Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(l)            Amendment and Waiver. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Executive and the Board (on behalf of the Company and the Investor Members); provided that any provision of this Agreement may be amended with the approval of the Executives holding a majority of the outstanding vested Class B Units to the extent that the such amendment does not disproportionately and adversely affect the rights of an Executive (or group of Executives) as compared to other Executives (or group of Executives). For the avoidance of doubt, amendments to the LLC Agreement and the Registration Agreement shall be accomplished according to the terms of the LLC Agreement or the Registration Agreement, respectively.

(m)          Community Property. If, as of the date hereof, Executive is lawfully married and Executive’s address or the permanent residence of Executive’s spouse is located in a community property jurisdiction, Executive’s spouse shall execute and deliver to the Company on the date hereof the Consent in the form of Exhibit B attached hereto.

(n)           Third-Party Beneficiary. The Company and Executive acknowledge that each Investor Member is a third-party beneficiary under this Agreement and that the Investor Members can enforce the provisions of this Agreement intended for the Investor Members’ benefit.

(o)           Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above named courts in any court of competent jurisdiction.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Class B Unit Grant Agreement on the date first written above.

WINDY CITY INVESTMENTS HOLDINGS,
L.L.C.

By:
Name:
Its:

[Executive] [Print Name]

[Signature]

[Address]

[State of Residence]

Signature Page to Class B Unit Grant Agreement

EXHIBIT A

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP INTEREST IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

A-1

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Class B Unit Grant Agreement executed by Executive as of the date hereof and that I understand its contents. I am aware that the foregoing Class B Unit Grant Agreement provides for the sale or repurchase of my spouse’s Class B Units under certain circumstances and/or imposes other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by this Agreement.

Date:

Spouse’s Name:

Date:

Witness’ Name:

B-1